UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 21, 2020, the Board of Directors of Lineage Cell Therapeutics, Inc. (“Lineage”) established September 22, 2020 as the date of Lineage’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”), which is more than 30 calendar days following the anniversary of Lineage’s 2019 annual meeting of shareholders. The 2020 Annual Meeting date was moved from June 9, 2020 (the date Lineage previously reported) in response to the COVID-19 pandemic.

In accordance with Lineage’s amended and restated bylaws (the “Bylaws”), in order for shareholder director nominations and other shareholder proposals to be presented at the 2020 Annual Meeting, the proposing shareholder must notify Lineage of such intention by notice received at its principal executive offices on or prior to June 24, 2020. All shareholder notices related to the 2020 Annual Meeting must conform to the applicable requirements of the Bylaws, the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and other applicable law. All such notices should be directed to: “Lineage Cell Therapeutics, Inc., 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, Attention: Corporate Secretary.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: May 21, 2020	By:	/s/ Chase C. Leavitt
	Name:	Chase C. Leavitt
	Title:	General Counsel and Corporate Secretary